                                                         EXHIBIT 10.4

                             AGREEMENT
                             ---------
     THIS AGREEMENT, made and entered into this 31st day of

March, 1998, by and between WESBANCO BANK COMMERCIAL, a West

Virginia corporation, hereinafter referred to as "Bank" and

THOMAS M. LOOKABAUGH, hereinafter referred to as "Employee", and

WESBANCO, INC., a West Virginia corporation, hereinafter referred to as "Wesbanco".

     WHEREAS, Employee is serving as an executive officer of the

Bank as of the date hereof; and

     WITNESSETH THAT:  In consideration of the mutual promises

and undertakings hereinafter set forth, the parties hereto agree as follows:

     1.   OFFER OF EMPLOYMENT.  The Bank agrees to, and hereby
          --------------------
does, continue the employment of Employee at Bank in an executive

capacity.   In that capacity, Employee shall be answerable to the

Board of Directors of the Bank and such other officers of

Wesbanco, the parent company of the Bank, as the Board of

Directors of Wesbanco shall direct.   Employee shall perform such

duties, compatible with his employment under the Agreement, as the Bank, and Wesbanco, from time to time may assign to him.

     2.   COMPENSATION.  As compensation for the performance of
          -------------
the services specified in Paragraph (1) and the observance of all of the provisions of this Agreement, the Bank agrees to pay

Employee, and Employee agrees to accept, the following amounts and benefits during his term of employment:

          (A)  Salary at a rate to be determined by the

     Board of Directors of the Bank, with notice to be

     given to Employee in April of each calendar year,

     but in no event shall Employee's salary be less

     than $__________ per year,  plus any increases

     granted by the Board of Directors after the date

     hereof, and payable in equal biweekly installments;

     and

          (B)  Such other miscellaneous benefits and

     perquisites as the Bank provides to its executive

     employees generally.

     3.   ACCEPTANCE OF EMPLOYMENT.  Employee accepts the
          -------------------------
employment provided for herein, at the salary set forth above,

and agrees to devote his talents and best efforts to the

diligent, faithful, and efficient discharge of the duties of his employment, and in furtherance of the operations and best

interests of Bank, and observe and abide by all rules and

regulations promulgated by Bank for the guidance and direction of its employees and the conduct of its business, operations, and activities.

     4.   TERM OF AGREEMENT.  The employment term provided for
          ------------------
herein shall consist of a revolving period of three years, with the initial term beginning on the 1st day of April, 1998, and ending on the 31st day of March, 2001.  The term of this

Agreement shall automatically be extended on each anniversary of the beginning date of the term hereof for an additional one year term, unless written notice of termination hereof is given by either party at least ninety (90) days prior to the anniversary date of the beginning date of this Agreement.  Any such notice of non-renewal shall not affect the continuation of the term of this

Agreement existing at the time of issuance of such notice of non-

renewal.

     5.   CONFIDENTIALITY.  Employee agrees that such information
          ----------------
concerning the business, affairs, and records of Bank as he may acquire in the course of, or as incident to, his employment

hereunder, shall be regarded and treated as being of a

confidential nature, and that he will not disclose any such

information to any person, firm, or corporation, for his own benefit or to the detriment of Bank, during the term of his

employment under this Agreement or at any time following the termination thereof.

     6.   MISCELLANEOUS BENEFITS.  This Agreement is not
          -----------------------
intended, and shall not be deemed to be in lieu of any rights,

benefits, and privileges to which Employee may be entitled as an

Employee of Bank under any retirement, pension, profit sharing,

insurance, hospital, bonus, vacation, or other plan or plans which may now be in effect or which may hereafter be adopted by

Bank, it being understood that Employee shall have the same

rights and
privileges to participate in such plans and benefits,

as any other employee, during the period of his employment.

     7.   BINDING EFFECT.  This Agreement shall inure to the
          ---------------
benefit of and be binding upon Bank's successors and assigns,

including, without limitation, any company or corporation which may acquire substantially all of Bank's assets or business, or with, or into which Bank may be merged or otherwise consolidated.

     8.   TERMINATION.  The Employee's employment hereunder shall
          ------------
terminate upon the earliest to occur of any one of the following:

          (A)  The expiration of the initial term of

     this Agreement, or any extended term of this

     Agreement by written notice of termination as

     provided in Paragraph 4 hereof; or

          (B)  By the Bank for cause, after thirty (30)

     days written notice to Employee.  Cause for

     purposes of this Agreement shall mean as follows:

               (i)  An act of dishonesty, willful

          disloyalty or fraud by the Employee that

          the Bank determines is detrimental to

          the best interests of the Bank; or

               (ii) The Employee's continuing

          inattention to, neglect of, or inability

          to perform, the duties to be performed

          under this Agreement, or

               (iii)     Any other breach of the

          Employee's covenants contained herein or

          of any of the other terms and provisions

          of this Agreement, or

               (iv) The deliberate and intentional

          engaging by the Employee in gross

          misconduct which is materially and

          demonstrably injurious to the Bank.

          (C)  Employee shall have the right to

     terminate this Agreement and his active employment

     hereunder at any time upon ninety (90) days written

     notice to the Bank.

          (D)  Upon the death of Employee, this

     Agreement shall automatically terminate.

     9.   EFFECT OF TERMINATION.  In the event of a termination
          ----------------------
of this Agreement, Employee shall be paid the following severance benefits, payable promptly after the date of termination of his employment, in the following manner:

          (A)  In the event that this Agreement is

     terminated by the death of Employee, this Agreement

     shall be deemed to have been terminated as of the

     date of such death except, however, that Bank shall

     pay to the surviving spouse of Employee, or in lieu

     thereof, to Employee's estate, an amount equal to

     six months of the base salary at his then current

     base rate, provided, however, that if such death

     occurs within six months of the normal retirement

     date as provided by the Bank's defined benefit

     pension plan, or after such normal retirement date,

     so that a pension distribution or benefit is

     payable to the surviving spouse of Employee, such

     payment shall be reduced to an amount equal to one

     month of the base salary at his then current base

     rate.

          (B)  In the event that this Agreement is

     terminated by Employee and Bank by mutual

     agreement, then Bank shall pay such severance

     benefits, if any, as shall have been agreed upon by

     Bank and Employee.

          (C)  In the event that Bank attempts to

     terminate this Agreement, other than for cause,

     death of Employee, or by mutual agreement with

     Employee, in addition to any other rights or

     remedies which Employee may have, Employee shall

     receive an amount equal to the greater of (i) six

     months of base salary at his then current base

     rate, or (ii) the base salary

     Employee would have received had he continued to be

     employed pursuant to this Agreement through the end of

     the then existing term of employment hereunder.

          (D)  In the event Bank terminates this

     Agreement for cause, no severance benefits shall be

     payable hereunder.

     10.  ENTIRE UNDERSTANDING; AMENDMENT.  This Agreement
          --------------------------------
supersedes all previous agreements between Employee, Bank and its predecessors and contains the entire understanding and agreement between the parties with respect to the subject matter hereof,

and cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement executed by both

parties.

     11.  APPLICABLE LAW.  This Agreement shall be governed by
          ---------------
and construed in accordance with the laws of the State of West

Virginia.

     12.  CERTAIN OBLIGATIONS OF WESBANCO.  While the parties
          --------------------------------
acknowledge that certain provisions of this Agreement may be unenforceable in some respects against the Bank, pursuant to applicable banking law, it is nonetheless the intention of the parties to create pursuant to this Agreement a valid employment for a definite term with specified benefits.  As an inducement for Employee and Bank to enter into this Agreement whereby

Employee would be employed by Bank for a definite term, Wesbanco hereby undertakes the independent, separate and unconditional obligation to Employee to pay all amounts which are or may become due to Employee under this Agreement as set forth herein,

regardless of the status of the direct or indirect enforceability or validity of Bank's obligation to pay any or all such amounts as may be due hereunder to Employee; provided, however, that for purposes of this Paragraph 12, Wesbanco shall be obligated to the

Employee for any bonuses or any increases in base salary in

excess of the rate of $_______ per annum only to the extent that it has consented to such bonuses or increases.  Wesbanco also acknowledges that it may or may not be entitled to

indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder for any payments Wesbanco may make to Employee; and Wesbanco hereby
specifically waives any rights it may otherwise have to

indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder in the event that such

payments as are made by Wesbanco would be unenforceable or

invalid for any reason against Bank.

     13.  MISCELLANEOUS.  The invalidity or unenforceability of
          --------------
any term or provision of this Agreement as against any one or more parties hereto, shall not impair or effect the other

provisions hereof or the enforceability of said term or provision against the other parties hereto, and notwithstanding any such invalidity or unenforceability, each term or provision hereof shall remain in full force and effect to the full extent

consistent with law.

     IN WITNESS WHEREOF, Bank and Wesbanco have caused these

presents to be signed and their corporate seals to be hereto affixed, and Employee has hereto affixed his signature and seal,

at Parkersburg, West Virginia,  as of the day and year first above written.



                              WESBANCO BANK COMMERCIAL


                              By  /s/  William E. Mildren, Jr.
                              --------------------------------
                                     Its Chairman

(SEAL)


ATTEST:

/s/  Larry G. Johnson
---------------------
Secretary


                                /s/  Thomas M. Lookabaugh   (SEAL)
                               ------------------------------------
                                 THOMAS M. LOOKABAUGH

                              WESBANCO, INC.


                              By  /s/  Edward M. George
                              -----------------------------
                                     Its  President and CEO

(SEAL)


ATTEST:

/s/  Shirley A. Bucan
---------------------
Secretary